Exhibit 10.8
FUTURE ADVANCE PROMISSORY NOTE

FOR AMOUNTS ADVANCED
AS SHOWN ON SCHEDULE A	New York, New York
ATTACHED HERETO	September 21, 2004

For value received, the undersigned, INNOVIVE PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”), having an address of 787 Seventh Avenue, New York, NY 10019, hereby promises to pay to the order of PARAMOUNT BIOCAPITAL INVESTMENTS, LLC, or its permitted assigns (the “Holder”), having an address of 787 Seventh Avenue, New York, NY 10019, at such place as the Holder may from time to time designate in writing, in lawful currency of the United States of America, an amount equal to the sum of all loans made by the Holder to the Borrower pursuant to Section 2 hereof in immediately available funds, together with interest at the rate provided below, subject to the terms and conditions hereof.

1.    Interest. Interest shall accrue on the unpaid principal balance of this Note at a fixed rate equal to five percent (5%) per annum, and shall be payable on the Maturity Date, or, if earlier, simultaneously with any prepayment pursuant to Section 5 below; provided, however, that upon an Event of Default (as defined below), the interest rate on this Note shall be increased to twelve percent (12%) per annum. Simple interest from the date of each advance as referenced on Schedule A attached hereto shall be computed on the basis of a 360-day year of twelve 30-day months.

2.    Loans. From and after the date hereof, but prior to the earlier of the Maturity Date, or such later date as the Holder and the Borrower may agree in writing, Borrower may request the Holder to provide loans under this Note. For purposes of this Note, any amounts which the Holder pays to third parties on behalf of the Borrower for obligations arising out of the operations of the business of the Borrower shall be considered a “loan.” Promptly after such request, if no Event of Default shall have occurred and be continuing, the Holder may provide such loan to the Borrower in the amount requested. The Borrower herby authorized the Holder to record on the attached Schedule A the principal amount of each loan made by the Holder to the Borrower; provided, however, that any failure by the Holder to record any such loan shall not affect the Borrower’s obligation to repay such loan, together with interest thereon, in accordance with this Note.

3.    Maturity Date. The unpaid principal balance of this Note, and all interest accrued thereon, shall become immediately due and payable on the earliest to occur of the following: (i) the second anniversary of the date hereof; (ii) the date of the initial public offering of the Borower’s securities pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended; (iii) the first date on which the Borrower’s securities (or any securities received in exchange for such securities) trades on a national securities exchange, the Nasdaq SmallCap Market or the Nasdaq National Market System or in the over-the-counter market; (iv) consummation of an equity financing (whether in one transaction or a series of related transactions) in which the gross proceeds to the Borrower equal or exceed two hundred fifty percent (250%) of the then outstanding principal amount of this Note; (v) a Sale of the Borrower; or (vi) an Event of Default (as defined below).

For purposes hereof, a “Sale of the Borrower” shall mean (x) the sale of all or substantially all of the Borrower’s assets; (y) the sale or transfer of the outstanding shares of capital stock of the Borrower; or (z) the merger or consolidation of the Borrower with another person or entity, in each case in clauses (y) and (z) above under circumstances in which the holders of the voting power of outstanding capital stock of the Borrower, immediately prior to such transaction. A sale (or multiple related sales) of one or more subsidiaries of the Borrower (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the consolidated assets of the Borrower shall be deemed a Sale of the Borrower.

4.    Voluntary Prepayment. All unpaid principal and interest on this Note may be prepaid in whole or in part at any time without premium or penalty. Unless otherwise agreed or required by applicable law, any voluntary prepayment by the Borrower will be applied first to any unpaid collection costs and late charges, then to accrued and unpaid interest, and then to principal.

5.    Events of Default. An “Event of Default” shall occur:

(a)    if the Borrower shall default in the payment on the Note, when and as the same shall become due and payable; or

(b)    if the Borrower shall default in the due observance or performance of any material convenant, condition or agreement on the part of the Borrower contained in this Note, and any such default shall continue for a period of five (5) days after the Company receives notice thereof; or

(b)    if the Borrower shall default in the payment of the principal of, or any interest on, any other debt or liability of the Borrower, when and as the same shall become due and payable, if such default(s), in the aggregate, total at least $25,000; or

(c)    if the Borrower commences any proceeding for dissolution, liquidation, or winding up or cessation of its business; or

(d)    if (i) the Borrower either (A) becomes insolvent, (B) is adjudicated insolvent or bankrupt, (C) admits in writing its inability to pay its debts, (D) comes under the authority of a custodian, receiver or trustee for it or for substantially all of its assets, or (E) makes an assignment for the benefit of creditors; or (ii) any proceeding under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtor is commenced by or against the Borrower, and in the event any such proceeding is commenced against it, such proceeding is not dismissed within sixty (60) days of commencement.

As soon as practicable, but in any event, within five (5) days after the Borrower becomes aware of the existence of any Event of Default, or any event or condition which after notice or lapse of time or both, reasonably could be expected to become an Event of Default, the Borrower shall notify the Holder as to the existence of such Event of Default or the nature of such event or condition.

6.    Attorney's Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Borrower agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys' fees and costs incurred by Holder in collection.

7.    Notices. All notices and other communications provided for hereunder shall be in writing and personally delivered, delivered by nationally-recognized overnight courier, mailed, or sent by facsimile, to the applicable party’s address as set forth above (or such other address as may be provided by Holder or Borrower in a notice to the to the other pursuant to this Section). Any notice, demand or request so delivered shall constitute valid notice under this Note and shall be deemed to have been received (i) on the day of actual delivery in the case of personal delivery, if delivered on a business day (otherwise on the next business day), (ii) on the next business day after the date when sent in the case of delivery by nationally-recognized overnight courier, (iii) on the fifth business day after the date of deposit in the U.S. mail in the case of mailing or (iv) upon receipt in the case of a facsimile transmission if received on a business day (otherwise on the next business day). Any party hereto may from time to time by notice in writing served upon the other as aforesaid designate a different mailing address or a different Person to which all such notices, demands or request thereafter are to be addressed.

8.    No Impairment. The Borrower will not avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Note against impairment.

9.    Usury. Notwithstanding anything herein to the contrary, this Note is subject to the express condition that at no time shall the Borrower be obligated or required to pay interest hereunder at a rate which could subject Holder to either civil or criminal liability as a result of being in excess of the maximum contract rate which is permitted by law. If, by the terms of this Note, the Borrower is at any time required or obligated to pay interest at a rate in excess of the maximum contract rate which is permitted by law, the rate of interest under this Note shall be immediately reduced to the maximum contract rate which is permitted by law and all interest payable hereunder shall be computed at the maximum contract rate permitted by law, and the portion of all prior interest payments in excess of the maximum contract rate permitted by law shall be applied to and shall be deemed to have been payments made for the reduction of the outstanding principal balance of this Note.

10.   Waiver of Notice of Presentment. All parties to this Note, whether principal, surety, guarantor or endorser, hereby (i) waive presentment, demand for performance and notice of protest, notice of dishonor and notice of acceleration of maturity, (ii) waive any rights which they may have to require Holder to proceed against any other person or property, (iii) agree that without notice to any party and without affecting any party's liability, Holder, at any time or times, may grant extensions of the time for payment or other modification of this Note, and may add or release any party primarily or secondarily liable, and (iv) agree that Holder may apply all monies made available to it in connection with the payment of this Note either to this Note or to any other obligation of any of the parties to Holder, as Holder may elect from time to time.

11.   No Waiver; Assignment. The failure of Holder to exercise any right or remedy provided hereunder or available at law shall not be a waiver or release of such rights or remedies or the right to exercise any right or remedy at another time. Borrower may not negotiate, transfer or assign this Note without the prior written consent of the Holder. This Note is binding upon, and will inure to the benefit of, each holder, the maker, any sureties, endorsers or guarantors, and their successors and permitted assigns.

12.   Governing Law. This Note shall be construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof.

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IN WTINESS WHEREOF, this Future Advance Promissory Note has been executed by the Borrower as of the day and year first above written.

INNOVIVE PHARMACEUTICALS, INC.

By:       __________________________________

Name:  __________________________________

Title:    __________________________________

SCHEDULE A

SCHEDULE OF ADVANCES

Date of Advance	Advance Amount	Signature of Holder	Signature of Borrower

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